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                                                                 EXHIBIT 23.3


                    [COOLEY GODWARD LLP LETTERHEAD]


November 11, 1999


Metron Technology N.V.
1350 Old Bayshore Highway, #360
Burlingame, CA 94010

Ladies and Gentlemen:

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ Suzanne Sawochka Hooper
    ---------------------------
    Suzanne Sawochka Hooper


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